UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.	Material Modification to Rights of Security Holders

On March 13, 2009, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted an amendment to the Bank’s capital plan (“Plan”). The Bank’s Plan defines the rights of the holders of the Bank’s Class B Capital Stock, $100 par value per share (“Class B Capital Stock”). Pursuant to the regulations issued by the Federal Housing Finance Agency (“Finance Agency”), the Bank cannot implement any amendment to its Plan without Finance Agency approval. On May 26, 2009, the Bank received notice of approval of the amendment from the Finance Agency.

The Bank’s Plan has been amended to provide greater flexibility with regard to the timing of the declaration and payment of dividends on the Bank’s Class B Capital Stock. Prior to this amendment, the Board generally declared a dividend as of the tenth business day of the month following the end of each calendar quarter, and payment was generally made on or about the fifteenth business day. In order to allow the Bank more time to finalize its financial reports, the Board found it advisable to have additional time to declare and pay dividends. To provide this additional flexibility, the Plan amendment provides that, upon Board approval, such dividend will be declared quarterly or as otherwise determined by the Board in its discretion.

The Plan amendment will become effective on June 30, 2009.

Item 9.01.	Financial Statements and Exhibits

Exhibits

99.1 The Bank’s capital plan, as amended, is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

99.2 A copy of the email notification to members (excluding the attachment thereto) is attached as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ CINDY L. KONICH
Cindy L. Konich
Senior Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	The Bank’s capital plan, as amended on May 26, 2009, to be effective June 30, 2009

99.2	Email notification to members (excluding the attachment thereto), dated June 1, 2009